Exhibit 99.1
CONTACTS:

(Media):	Tony Lentini	(713) 296-6227
	Bill Mintz	(713) 296-7276

(Investor):	Robert Dye	(713) 296-6662

(Web site):	www.apachecorp.com
FOR RELEASE AT 7:45 A.M. CENTRAL TIME
APACHE SECOND-QUARTER EARNINGS RISE 23 PERCENT
TO $722 MILLION OR $2.17 PER SHARE
Production crosses 500,000 boe/day milestone as gas output surges 21 percent
     Houston, July 27, 2006 — Apache Corporation (NYSE, Nasdaq: APA) today reported second-quarter earnings of $722 million or $2.17 per diluted common share, up 23 percent from $587 million or $1.76 per share in the prior-year period. Apache’s record production, balanced product mix and higher oil prices offset a steep decline in natural gas prices since the first quarter.
     Cash from operations before changes in operating assets and liabilities totaled $1.3 billion, up from $1.1 billion in the year-earlier period. (This is a non-GAAP measure; see reconciliation below.)
     Production totaled 500,888 barrels of oil equivalent (boe) per day, up from 469,617 boe per day in the prior-year period and up 10 percent from the first quarter of 2006. Gas production averaged 1.6 billion cubic feet per day, up 21 percent from the prior-year period and up 15 percent from the first quarter. Apache produced 240,122 barrels of liquid hydrocarbons per day, down 5 percent from the second quarter of 2005, but a 4 percent increase from the first quarter of 2006.
     “Five of Apache’s seven core areas posted production gains from the first quarter,” said G. Steven Farris, president and chief executive officer. “Our balanced portfolio and product mix combined to deliver excellent results. Higher oil prices and record barrel-equivalent production more than offset the impact of lower natural gas prices on earnings and cash flow.”

     On a barrel-equivalent basis, Apache’s second-quarter production was 52 percent natural gas and 48 percent liquid hydrocarbons.
     Apache’s record gas production was the result of substantially higher output from the Qasr field in Egypt, the John Brookes field in Australia, Canada and the onshore U.S. Central Region. Second-quarter results also included production resulting from the company’s acquisition of Pioneer Resources’ assets in Argentina, which was completed in April.
     Gulf Coast Region production in the second quarter was 20 percent below the year-earlier period as a result of continuing curtailments of platforms and infrastructure damaged by the third-quarter 2005 hurricanes. Restoration activities will continue into 2007.
     Apache’s Gulf of Mexico production will get a boost in coming quarters with the June 21 closing of its acquisition of BP’s producing assets in the shallow waters of the Gulf. The acquisition is expected to add net production of 3,650 barrels of oil and 85 million cubic feet of gas per day during the second half of 2006.
     “Driven by $1.7 billion of producing property acquisitions closed in the first half of the year, our continuing active drilling campaign in all of our regions and the ongoing restoration of production in the Gulf, Apache is on track to achieve 10 percent to 15 percent production growth in 2006,” Farris said.
     During the second quarter, Apache announced that it has agreed to sell its 24.5 percent interest in China’s producing Zhao Dong block to Australia-based ROC Oil Company Limited for $260 million.
     Also, BP has informed Apache of a required shutdown of the Forties Pipeline System in the North Sea for repairs beginning July 29, which will curtail production from Apache’s Forties Field for a period of one week or longer depending on the magnitude of the repairs. Apache will move forward work activities on its Forties platforms to coincide with the pipeline shutdown.

     Apache received $64.35 per barrel of oil in the quarter, up 33 percent from the prior-year period and a 12 percent increase from the first quarter; and $4.97 per thousand cubic feet of gas, down 13 percent from the second quarter of 2005 and a 22 percent drop from the first quarter of 2006.
     For the first six months of 2006, Apache earned $1.4 billion or $4.14 per diluted common share, up from $1.1 billion or $3.44 in the first half of 2005. Cash from operations for the first six months totaled $2.5 billion, up from $2.1 billion in the prior-year period.
     Apache is a large oil and gas independent with operations in the United States, Canada, the United Kingdom sector of the North Sea, Egypt, Australia and Argentina.
-end-
     EDITOR’S NOTE: Apache will webcast a conference call to discuss its second-quarter results at 1 p.m. Central Time, Thursday, July 27, from Apache’s Web site, www.apachecorp.com. The conference call will be available for delayed playback by telephone for one week beginning at approximately 5 p.m. on July 27. To access the telephone playback, dial (719) 457-0820 and provide Apache’s confirmation code, 2164433. The conference call will be archived on Apache’s Web site.
     This news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production, operating costs, exploration and acquisition activities. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions and uncertainties. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
REVENUES AND OTHER:
Oil and gas production revenues	$2,085,127	$1,774,535	$4,035,425	$3,401,184
Other	(23,609)	(15,304)	25,195	20,335

	2,061,518	1,759,231	4,060,620	3,421,519

OPERATING EXPENSES:
Depreciation, depletion and amortization	441,438	359,011	814,015	698,424
Asset retirement obligation accretion	20,861	13,330	41,506	26,489
Lease operating costs	312,402	255,430	604,016	488,601
Gathering and transportation costs	25,809	26,178	51,913	49,958
Severance and other taxes	168,402	86,593	314,816	158,779
General and administrative	52,191	52,002	97,863	102,413

Total operating expenses	1,021,103	792,544	1,924,129	1,524,664

OPERATING INCOME	1,040,415	966,687	2,136,491	1,896,855

FINANCING COSTS:
Interest expense	50,136	44,807	92,999	90,073
Amortization of deferred loan costs	521	2,047	1,029	2,705
Capitalized interest	(15,882)	(14,254)	(30,075)	(27,663)
Interest income	(3,267)	(875)	(9,631)	(1,802)

Net financing costs	31,508	31,725	54,322	63,313

INCOME BEFORE INCOME TAXES	1,008,907	934,962	2,082,169	1,833,542
Provision for income taxes	285,282	346,932	697,623	685,029

NET INCOME	723,625	588,030	1,384,546	1,148,513
Preferred stock dividends	1,420	1,420	2,840	2,840

INCOME ATTRIBUTABLE TO COMMON STOCK	$722,205	$586,610	$1,381,706	$1,145,673

BASIC NET INCOME PER COMMON SHARE	$2.19	$1.79	$4.19	$3.49

DILUTED NET INCOME PER COMMON SHARE	$2.17	$1.76	$4.14	$3.44

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	329,862	328,578	330,137	328,309

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands)

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
COSTS INCURRED:
North America exploration and development	$553,139	$510,772	$1,249,299	$1,040,206
International exploration and development	247,883	303,311	469,430	565,658

	$801,022	$814,083	$1,718,729	$1,605,864

Oil and gas property acquisitions	$1,476,735	$5,705	$1,733,575	$25,654
Gas gathering, transmission and processing facilities	106,611	—	106,611	—

	$1,583,346	$5,705	$1,840,186	$25,654

Capitalized interest	$15,882	$14,254	$30,075	$27,663

Asset retirement costs	$133,579	$26,776	$144,686	$37,289

	June 30,	December 31,
	2006	2005
BALANCE SHEET DATA:
Current Assets	$2,103,139	$2,162,077
Property and Equipment, net	19,470,400	16,791,340
Goodwill	189,252	189,252
Other Assets	148,564	129,127

Total Assets	$21,911,355	$19,271,796

Current Liabilities	$3,309,166	$2,186,564
Long-Term Debt	2,189,302	2,191,954
Deferred Credits and Other Noncurrent Liabilities	4,582,994	4,352,063
Shareholders’ Equity	11,829,893	10,541,215

Total Liabilities and Shareholders’ Equity	$21,911,355	$19,271,796

Common shares outstanding at end of period	329,240	330,121
NON-GAAP FINANCIAL MEASURES:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
Net cash provided by operating activities	$1,220,983	$993,009	$2,264,267	$1,829,181
Changes in operating assets and liabilities	44,696	112,639	225,612	299,535

Cash from operations before changes in operating assets and liabilities	$1,265,679	$1,105,648	$2,489,879	$2,128,716

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
FINANCIAL DATA (In thousands, except per share data):

Revenues and other	$2,061,518	$1,759,231	$4,060,620	$3,421,519

Income Attributable to Common Stock	$722,205	$586,610	$1,381,706	$1,145,673

Basic Net Income Per Common Share	$2.19	$1.79	$4.19	$3.49

Diluted Net Income Per Common Share	$2.17	$1.76	$4.14	$3.44

Weighted Average Common Shares Outstanding	329,862	328,578	330,137	328,309

Diluted Shares Outstanding	332,920	333,468	333,671	333,267

PRODUCTION AND PRICING DATA:

OIL VOLUME — Barrels per day
United States	65,451	77,140	62,388	75,395
Canada	21,181	21,442	21,434	22,354
Egypt	55,370	53,019	56,326	53,795
Australia	12,273	13,487	12,093	14,725
North Sea	61,455	65,251	62,942	63,570
China	5,419	10,677	4,991	10,592
Argentina	6,581	1,173	3,941	940

Total	227,730	242,189	224,115	241,371

AVERAGE OIL PRICE PER BARREL
United States	$56.84	$46.02	$53.71	$45.04
Canada	66.81	48.61	60.45	47.85
Egypt	69.33	50.49	65.06	49.62
Australia	74.58	53.52	70.57	53.24
North Sea	66.93	49.65	63.73	47.93
China	66.66	45.35	62.78	39.71
Argentina	44.22	36.19	43.43	35.36
Total	64.35	48.55	60.95	47.31

NATURAL GAS VOLUME — Mcf per day
United States	638,469	653,805	619,860	645,848
Canada	417,494	380,564	401,826	363,747
Egypt	218,788	146,724	215,847	151,002
Australia	184,746	110,005	169,288	111,859
North Sea	2,163	2,297	2,216	2,238
Argentina	102,935	3,248	53,315	3,360

Total	1,564,595	1,296,643	1,462,352	1,278,054

AVERAGE NATURAL GAS PRICE PER MCF
United States	$6.29	$6.43	$6.83	$6.24
Canada	5.69	6.03	6.66	5.82
Egypt	4.46	4.71	4.44	4.50
Australia	1.58	1.71	1.62	1.76
North Sea	9.68	6.74	9.83	6.04
Argentina	0.92	1.22	0.93	1.06
Total	4.97	5.71	5.62	5.51

NGL VOLUME — Barrels per day
United States	8,811	9,408	8,185	9,257
Canada	2,226	1,913	2,202	2,165
Argentina	1,355	—	682	—

Total	12,392	11,321	11,069	11,422

AVERAGE NGL PRICE PER BARREL
United States	$40.21	$31.19	$38.52	$29.76
Canada	35.77	24.88	35.94	25.20
Argentina	37.44	—	37.44	—
Total	39.11	30.12	37.94	28.89